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Exhibit 99.1

             China Direct Announces Three New Independent Directors

Boca Raton - April 16, 2007 - China Direct, Inc. (OTC BB: CHND), a company maintaining active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities, announced today that it has added three Independent Directors to its current Board of Directors. Joining the Board are David Barnes, Victor Hollander and Sheldon Steiner, all of whom are expected to serve on the Audit and Compensation Committees of the Company.

David Barnes, CPA brings over 40 years experience working with both public and private companies. He has a strong financial background and has served as CFO of several publicly traded companies including, American United Global, Inc., Legend Foods, Inc., Lifetime Corporation, and Beefsteak Charlie's, Inc. He is well versed in the Sarbanes-Oxley Act of 2002 and has extensive experience with mergers and acquisitions as well as various board functionalities, including compensation and audit committees. Mr. Barnes began his career as an auditor for the accounting firm of Laventhol & Horwath and is a graduate of C.W. Post College.

Victor Hollander, CPA has over 50 years experience working with both public and private companies. Mr. Hollander began his career in public accounting in 1954 and has specialized in securities and M&A since 1961. Since 1990 he has been a Managing Director of the West Coast Group of Weinberg & Company, which he merged into from his own practicing firm of Hollander, Gilbert & Company. He has been a partner at the firm of Brout & Company and Lester Witte. He has served on the Securities, Ethics and Accounting and Auditing Committees of various organizations, including the American Institute of Certified Public Accountants and California State Society of Certified Public Accountants. He is a graduate of the University of Illinois.

Sheldon Steiner has 52 years of both public and private accounting experience. Mr. Steiner served as managing director of RSM McGladrey and was a co-founder and principal of Millward & Co. CPAs. He currently serves as a Senior Vice President at Valley Bank in south Florida and is a member of the Fort Lauderdale Chamber of Commerce Trustees and the Broward Economic Development Council. He is a graduate of the City College of New York.

The Company also accepted the resignation of David Stein from the Board of Directors to facilitate the three new additions. Mr. Stein will remain in his position as Chief Operating Officer.

Commenting on the additions, James Wang, Chairman and CEO stated "We are extremely pleased to add people of this caliber to our governing board. Our new independent Board members bring many decades of financial and accounting experience to China Direct. Currently, CHND has six operating subsidiaries, and as we continue to expand our operations, their combined business and financial knowledge should prove invaluable to us."

About China Direct, Inc.

China Direct, Inc. (OTCBB: CHND - News) is maintaining active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities. Our mission is to create a platform to empower medium sized Chinese entities to effectively compete in the global economy. As your direct link to China, our Company serves as a vehicle to allow investors to directly participate in the rapid growth of Chinese economy in a diversified and balanced way. China Direct acquires a controlling interest in Chinese entities, providing support to develop and nurture these entities as they seek to emerge into global enterprises. Our platform will allow small to medium sized Chinese entities to successfully expand their business globally. For more information about China Direct, please visit http://www.cdii.net.

Contact:
Investors
HC International, Inc.
Alan Sheinwald,
Tel: (914) 669-0222
Alan.Sheinwald@HCinternational.net

For the Company
China Direct, Inc.
Richard Galterio
Executive Vice President
Phone: 561-989-9171
Email: Richard@cdii.net